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Exhibit 10.62


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT, made on the 28th day of August, 1997, by and between Wang Laboratories Ireland B.V. ("Wang" or the "Company"), a Netherlands corporation with its principal place of business in Ireland, and Jeremiah J. J. van Vuuren ("you," "your" or the "Executive") sets forth the details of your employment with the Company and/or its affiliates.

     WHEREAS, you and Wang Laboratories, Inc. ("WLI") entered into that certain agreement dated May 19, 1993 regarding your employment as a Senior Vice President of WLI (the "1993 Employment Agreement");

     WHEREAS, on or about March 26, 1997, you were named as a President of WLI and Chief Operating Officer, International ("International COO");

     WHEREAS, as the International COO, you are responsible for operations in the countries that WLI and its subsidiaries do business in (other than in such countries which are in North and South America) including, without limitation, the Netherlands, Ireland and the United Kingdom;

     WHEREAS, the Company is a wholly owned subsidiary of WLI, a Delaware corporation with its headquarters located in the Commonwealth of Massachusetts; and

     WHEREAS, with respect to your duties as International COO performed outside the United Kingdom, the Company desires to employ you, and you desire to accept employment, pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants, agreements and representations contained herein, the adequacy of which is hereby acknowledged, the parties hereto expressly and intentionally bind themselves as follows:

1.   APPOINTMENT
     -----------

     You shall perform the duties and have the responsibilities commensurate with the position of International COO, provided that no such (i) duties shall or may be performed in the United Kingdom, or (ii) responsibilities shall or may be fulfilled in the United Kingdom.

2.   TERM
     ----

     The terms and conditions of this Agreement will cover a three (3)-year period beginning as of March 26, 1997 (the "Effective Date").



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3.   COMPENSATION AND INCENTIVES; EMPLOYMENT STATUS
     ----------------------------------------------

     (a) YEARLY PAYMENTS
         ---------------

     Your annual base salary, commencing as of the Effective Date, will be (pound)64,620 pounds sterling (payable monthly), and you will be eligible to participate in a yearly bonus plan targeted at 60% of your base salary for 100% performance against your financial and other goals. You will also have an over-achievement opportunity of up to an additional 40% of your base salary for exceeding such performance targets, at the discretion of the Organization, Compensation and Nominating Committee of the Board of Directors of WLI.

     (b) STOCK INCENTIVES
         ----------------

          As of the Effective Date, you will be granted certain additional options to purchase shares of WLI Common Stock and certain restricted shares of WLI Common Stock in the amounts and on the terms agreed to by you and the Chairman of the Board of Directors of WLI.

     (c) LONG-TERM INCENTIVE
         -------------------

          As a further long-term incentive, and in addition to such other compensation to which you may be entitled hereunder, the Company shall make lump sum payments to you of (pound)258,428 pounds sterling when, and only if, the Average Trading Price, as defined herein, of WLI's Common Stock reaches thirty-four ($34), thirty-nine ($39) and forty-four ($44) dollars per share, respectively, during the term of this agreement, for a total maximum payout potential of (pound)775,445 pounds sterling. Average Trading Price means the average closing price of WLI Common Stock over twenty (20) consecutive trading days on NASDAQ, or such national exchange on which it may later be listed and traded.

     (d) OTHER STOCK AWARD
         -----------------

     Any other share awards or grants made by WLI will be deemed to be made pursuant to this Agreement.

     (e) OTHER PROVISIONS
         ----------------

     Prior to the third anniversary of the Effective Date the Company will engage in negotiations with you regarding an extension of this Agreement. In the event that an extension of this Agreement, or a new agreement, is not entered, at the end of the three-year term of this Agreement, your employment status will be at-will. Therefore, the terms and conditions contained in the first two paragraphs of section 4 of this Agreement will expire at the end of this three
(3)-year period and the original, unmodified terms of paragraph 6 of the enclosed,

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presently modified, standard Wang Employment Agreement will be in full force and effect. All other terms and conditions of this Agreement will remain in effect after the three (3)-year period.

4.   TERMINATION/SEVERANCE COMPENSATION AND BENEFITS
     -----------------------------------------------

     In the event that your employment with the Company is involuntarily terminated other than for cause (a term which includes but is not limited to a material violation of the standards set forth in WLI "Standards of Ethics and Business Conduct" booklet) or is terminated because of your death or substantial inability to work or if your position, referred to in paragraph 1 hereof, is reduced without your consent, other than a mere change in title, the Company will pay to you over a period of eighteen (18) months, eighteen (18) salary continuation payments, one each month, each of which shall be equal to one twelfth of your then base salary plus the target bonus at 100% performance as set forth in your then applicable bonus plan.

     In the event you become employed at any time during the eighteen (18)-month salary continuance period, all remaining salary continuation payments shall terminate as of your date of hire by your new employer, except to the extent that the total annual compensation for your new employment is less than the total of your remaining salary continuation payments and, in such event, the Company shall only pay that amount equal to the difference.

     During the eighteen-month period following a termination by (i) you of your employment with the Company, or (ii) the Company or its affiliates of your employment with the Company, with or without cause, you agree that you will not, without the prior written consent of WLI, directly or indirectly engage in any business or activity, whether as an employee, consultant, shareholder, partner or otherwise, or render services or advice to any person, entity or business that competes anywhere in the geographic regions where WLI does business (including, without limitation, such countries in North and South America) in any material manner with any service or product offered, in development or sold by the Company, WLI and/or any other of WLI's subsidiaries or solicit, or assist others in recruiting or hiring, employees of the Company, WLI and/or any other of WLI's subsidiaries for employment or hire elsewhere. Nothing herein shall be construed as preventing the Executive from purchasing and/or holding less than five percent (5%) of the shares of any company.

     Each of the above provisions regarding non-competition and non-solicitation/non-hire are considered reasonable by the parties, however, if any such provision shall be found to be invalid by a court having jurisdiction pursuant to section 9 below, such provision shall be modified as may be necessary to make such provision valid and effective.

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5.   NO CONFLICTS OF INTEREST
     ------------------------

     By signing this Agreement, you represent that you are not subject to any restrictions, particularly, but without limitation, in connection with any previous employment, which prevent you from entering into and performing your obligations under this Agreement or which materially and adversely affect (or may in the future, so far as you can reasonably foresee, materially and adversely affect), your right to participate in the affairs of the Company.

6.   STANDARDS OF ETHICS AND BUSINESS CONDUCT AND STANDARD EMPLOYMENT AGREEMENT
     --------------------------------------------------------------------------

     During your continued employment, you will be required to comply with WLI's Standards of Ethics and Business Conduct and sign WLI's Standard Employment Agreement as presently modified (copy attached hereto).

7.   CONFIDENTIALITY
     ---------------

     By our signatures below, we agree to treat the details of this Agreement with utmost confidentiality and that we will not disclose them to any third parties except your immediate family, our respective financial and/or legal advisors, any applicable trustees, and such Company and WLI personnel and/or agents as have a need to know this information for business purposes or as may be required by law.

8.   ENTIRE AGREEMENT
     ----------------

     The terms and conditions of (i) this Agreement, (ii) that certain agreement between you and Wang Laboratories, Inc., entered into contemporaneously with this Agreement, regarding your employment within the United Kingdom, (iii) that certain Agreement between you and WLI, dated as of February 23, 1994, as amended by Exhibit A to the Agreement referenced in (ii) of section 8 of this Agreement, set forth the entire understanding of the parties in connection with your employment by the Company and its affiliates and, by your signature below, you expressly acknowledge that such terms and conditions supersede and restate the terms and conditions set forth in the 1993 Employment Agreement.


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9.   GOVERNING LAW; JURISDICTION
     ---------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to such Commonwealth's choice of law provisions, and the courts of such Commonwealth shall have exclusive jurisdiction to settle any and all disputes, claims, actions, proceedings and/or suits which may arise out of or in connection with this Agreement.


                              Wang Laboratories Ireland B.V.,


                              /s/ Albert A. Notini
                              --------------------------
                              Albert A. Notini
                              Director


encls.    Standard Employment Agreement
          (as presently modified)


Accepted and Agreed to:

/s/ J.J.J. van Vuuren
--------------------------------             --------------------------------
Jeremiah J.J. van Vuuren                     Date










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